CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

BRIGHT MINDS BIOSCIENCES LTD.
SCIENTIFIC ADVISORY BOARD AGREEMENT

THIS SCIENTIFIC ADVISORY BOARD AGREEMENT (the "Agreement") is made and entered into as of 01 June 2020 (the "Effective Date"), by and between Bright Minds Biosciences Ltd., Royal Centre, 1055 W Georgia St #1500, Vancouver, Be V6E 4N7 (the "Company"), and, Narayan R. Kissoon, M.D., an individual with an address at "****" (the "Advisor"). The Company and the Advisor may be referred to herein individually as "Party" or collectively, as "Parties."

RECITAL

As part of its ongoing program of research and development, the Company desires to retain distinguished scientists and other qualified individuals to advise the Company with respect to its intellectual property strategy and to assist it in the research, development and analysis of the Company's biological technology and products. In furtherance thereof, the Company desires to retain Advisor as a member of its Scientific Advisory Board as described below, and the Company and Advisor desire to enter into this Agreement to effect such retention.

AGREEMENT

In consideration of the mutual covenants set forth below, the Parties hereby agree as follows:

1. SCIENTIFIC ADVISORY BOARD AND CONSULTING SERVICES. COMMENCING AS OF THE EFFECTIVE DATE, THE COMPANY HEREBY RETAINS ADVISOR, AND ADVISOR HEREBY AGREES TO SERVE, AS A MEMBER OF THE COMPANY'S SCIENTIFIC ADVISORY BOARD (THE "SAB") AND AS A CONSULTANT TO THE COMPANY. AS MEMBER OF THE SAB AND CONSULTANT, THE ADVISOR AGREES TO BE REFFERED TO AS A MEMBER OF THE SCIENTIFC TEAM OF THE COMPANY. ADVISOR AGREES TO PROVIDE THE SERVICES AS FOLLOWS: (A) ATTENDING MEETINGS OF THE COMPANY'S SAB; (B) PERFORMING THE DUTIES OF AN SAB MEMBER AT SUCH MEETINGS, AS ESTABLISHED FROM TIME TO TIME BY THE MUTUAL AGREEMENT OF THE COMPANY AND THE SAB MEMBERS, INCLUDING WITHOUT LIMITATION MEETING WITH COMPANY EMPLOYEES, CONSULTANTS, INVESTORS AND OTHER SAB MEMBERS, REVIEWING GOALS OF THE COMPANY AND ASSISTING IN DEVELOPING STRATEGIES FOR ACHIEVING SUCH GOALS, AND PROVIDING ADVICE, SUPPORT, THEORIES, TECHNIQUES AND IMPROVEMENTS IN THE COMPANY'S SCIENTIFIC RESEARCH AND PRODUCT DEVELOPMENT ACTIVITIES; AND (C) PROVIDING CONSULTING SERVICES TO THE COMPANY AT ITS REQUEST, INCLUDING A REASONABLE AMOUNT OF INFORMAL CONSULTATION OVER THE TELEPHONE OR OTHERWISE AS REQUESTED BY THE COMPANY. FURTHER, THE ADVISOR AGREES TO HAVE THEIR NAME AND SHORT BIOGRAPHY USED IN THE COMPANY'S MARKETING MATERIALS, THE SERVICES TO BE PROVIDED BY ADVISOR HEREUNDER ARE REFERRED TO COLLECTIVELY HEREIN AS THE "SERVICES." ADVISOR SHALL RESERVE AT "****" OF SERVICES TO THE COMPANY, AND SUCH ADDITIONAL DAYS AS REQUESTED BY THE COMPANY EACH ANNUAL PERIOD, BUT NOT "****"  PER YEAR UNLESS OTHERWISE AGREED. ADVISOR'S CONSULTATION WITH THE COMPANY WILL INVOLVE SERVICES SUCH AS SCIENTIFIC, TECHNICAL AND BUSINESS ADVISOR FOR COMPANY AND SENIOR TEAM AS NEEDED WITH RESPECT TO THE FIELD OF INVESTIGATING TRYPTAMINES COMPOUNDS FOR USE THE TREATMENT OF CLUSTER HEADACHE, MIGRANE, AND OTHER APPLICALBE PAIN DISORDERS (THE "FIELD") AND REQUIRES THE APPLICATION OF UNIQUE, SPECIAL AND EXTRAORDINARY SKILLS AND KNOWLEDGE THAT ADVISOR POSSESSES IN THE FIELD.

2. Compensation.

As compensation for performing the Services, the Company shall "****", unless otherwise agreed. The Company will also reimburse Advisor for reasonable out-of-pocket expenses incurred by Advisor subject to the submission of reasonable documentation.

3. INDEPENDENT CONTRACTOR. THE PARTIES UNDERSTAND AND AGREE THAT ADVISOR IS AN INDEPENDENT CONTRACTOR AND NOT AN EMPLOYEE OF THE COMPANY. ADVISOR HAS NO AUTHORITY TO OBLIGATE THE COMPANY BY CONTRACT OR OTHERWISE. ADVISOR WILL NOT BE ELIGIBLE FOR ANY EMPLOYEE BENEFITS, NOR WILL THE COMPANY MAKE DEDUCTIONS FROM ADVISOR'S FEES FOR TAXES (EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW OR REGULATION). ANY TAXES IMPOSED ON ADVISOR DUE TO ACTIVITIES PERFORMED HEREUNDER WILL BE THE SOLE RESPONSIBILITY OF ADVISOR.

4. INSTITUTIONAL AFFILIATIONS.

4.1 THE COMPANY ACKNOWLEDGES THAT ADVISOR IS NEUROLOGIST AT THE "****" (THE "INSTITUTE") AND IS SUBJECT TO THE INSTITUTE'S POLICIES, INCLUDING POLICIES CONCERNING CONSULTING, CONFLICTS OF INTEREST AND INTELLECTUAL PROPERTY. THE COMPANY ACKNOWLEDGES THAT, TO THE EXTENT THAT SUCH POLICIES CONFLICT WITH THE TERMS OF THIS AGREEMENT, ADVISOR'S OBLIGATIONS UNDER THE INSTITUTE'S POLICIES TAKE PRIORITY OVER THE OBLIGATIONS ADVISOR HAS BY REASON OF THIS AGREEMENT. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL AFFECT ADVISOR'S OBLIGATIONS TO, OR RESEARCH ON BEHALF OF, THE INSTITUTE. ADVISOR AGREES TO USE REASONABLE EFFORTS TO AVOID OR MINIMIZE ANY SUCH CONFLICT. ADVISOR AGREES THAT HE WILL USE BEST EFFORTS TO AVOID USING ANY FACILITIES OR RESOURCES OF THE INSTITUTE IN PERFORMING THE SERVICES HEREUNDER.

4.2 ADVISOR AGREES TO PROVIDE TO THE COMPANY COPIES OF INSTITUTE'S POLICIES OR GUIDELINES RELATING TO ADVISOR'S OBLIGATIONS TO THE INSTITUTE AND CONSULTING SERVICES, IF ANY, PROMPTLY UPON REQUEST BY THE COMPANY. IF ADVISOR IS REQUIRED BY THE INSTITUTE, PURSUANT TO APPLICABLE GUIDELINES OR POLICIES, TO MAKE ANY DISCLOSURE OR TAKE ANY ACTION THAT CONFLICTS WITH THE SERVICES BEING PROVIDED BY ADVISOR HEREUNDER OR IS THAT CONTRARY TO THE TERMS OF THIS AGREEMENT, ADVISOR WILL PROMPTLY NOTIFY THE COMPANY OF SUCH OBLIGATION, SPECIFYING THE NATURE OF SUCH DISCLOSURE OR ACTION AND IDENTIFYING THE APPLICABLE GUIDELINE OR POLICY UNDER WHICH DISCLOSURE OR ACTION IS REQUIRED, PRIOR TO MAKING SUCH DISCLOSURE OR TAKING SUCH ACTION.

5. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. ADVISOR RECOGNIZES THAT THE COMPANY IS ENGAGED IN A CONTINUOUS PROGRAM OF RESEARCH AND DEVELOPMENT RESPECTING ITS PRESENT AND FUTURE BUSINESS ACTIVITIES. ADVISOR AGREES AS FOLLOWS:

5.1 AT ALL TIMES DURING THE TERM OF ADVISOR'S ASSOCIATION WITH THE COMPANY AND THEREAFTER, ADVISOR WILL HOLD IN STRICTEST CONFIDENCE AND WILL NOT DISCLOSE, USE, LECTURE UPON OR PUBLISH ANY OF THE COMPANY'S PROPRIETARY INFORMATION (DEFINED BELOW), EXCEPT TO THE EXTENT SUCH DISCLOSURE, USE OR PUBLICATION MAY BE REQUIRED IN DIRECT CONNECTION WITH ADVISOR'S PERFORMING REQUESTED SERVICES FOR THE COMPANY, IS EXPRESSLY AUTHORIZED IN WRITING BY AN OFFICER OF THE COMPANY, OR IS REQUIRED BY LAW.

5.2 THE TERM "PROPRIETARY INFORMATION" SHALL MEAN ANY AND ALL TRADE SECRETS, CONFIDENTIAL KNOWLEDGE, KNOW-HOW, DATA OR OTHER PROPRIETARY INFORMATION OR MATERIALS OF THE COMPANY. BY WAY OF ILLUSTRATION BUT NOT LIMITATION, PROPRIETARY INFORMATION INCLUDES: (I) INVENTIONS, IDEAS, SAMPLES, PROTOTYPES, DEVICES, NEW MOLECULE FORMULATIONS AND BIO MATERIALS, AND PROCEDURES FOR PRODUCING ANY SUCH ITEMS, AS WELL AS DATA, KNOW-HOW, IMPROVEMENTS, INVENTIONS, DISCOVERIES, DEVELOPMENTS, DESIGNS AND TECHNIQUES; (II) INFORMATION REGARDING PLANS FOR RESEARCH, DEVELOPMENT, NEW PRODUCTS, MARKETING AND SELLING ACTIVITIES, BUSINESS MODELS, BUDGETS AND UNPUBLISHED FINANCIAL STATEMENTS, LICENSES, PRICES AND COSTS, SUPPLIERS AND POTENTIAL CUSTOMERS; AND (III) INFORMATION REGARDING THE SKILLS AND COMPENSATION OF EMPLOYEES OR OTHER CONSULTANTS OF THE COMPANY. THE PRECEDING OBLIGATIONS OF ADVISOR OF NONDISCLOSURE AND THE LIMITATION UPON THE RIGHT TO USE THE PROPRIETARY INFORMATION SHALL NOT APPLY TO THE EXTENT THAT ADVISOR CAN DEMONSTRATE BY SUITABLE PHYSICAL EVIDENCE THAT THE PROPRIETARY INFORMATION: (A) WAS IN THE POSSESSION OR CONTROL OF ADVISOR PRIOR TO THE TIME OF DISCLOSURE HEREUNDER; OR (B) WAS INDEPENDENTLY DEVELOPED BY EMPLOYEES OF ADVISOR OR ITS AFFILIATED COMPANIES, WHO HAD NO KNOWLEDGE OF THE INFORMATION; OR (C) AT THE TIME OF DISCLOSURE WAS, OR THEREAFTER BECOMES, PUBLIC KNOWLEDGE THROUGH NO FAULT OR OMISSION OF ADVISOR; OR (D) WAS LAWFULLY OBTAINED BY ADVISOR FROM A THIRD PARTY UNDER NO OBLIGATION OF CONFIDENTIALITY TO COMPANY.

5.3 IN ADDITION, ADVISOR UNDERSTANDS THAT THE COMPANY HAS RECEIVED AND IN THE FUTURE WILL RECEIVE FROM THIRD PARTIES CONFIDENTIAL OR PROPRIETARY INFORMATION ("THIRD PARTY INFORMATION") SUBJECT TO A DUTY ON THE COMPANY'S PART TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION AND TO USE IT ONLY FOR CERTAIN LIMITED PURPOSES. DURING THE TERM OF ADVISOR'S ASSOCIATION AND THEREAFTER, ADVISOR WILL HOLD THIRD PARTY INFORMATION IN THE STRICTEST CONFIDENCE AND WILL NOT DISCLOSE OR USE THIRD PARTY INFORMATION, EXCEPT IN CONNECTION WITH ADVISOR'S PERFORMING REQUESTED SERVICES FOR THE COMPANY, AS EXPRESSLY AUTHORIZED IN WRITING BY AN OFFICER OF THE COMPANY, OR IS REQUIRED BY LAW.

6. INTELLECTUAL PROPERTY RIGHTS.

6.1 ADVISOR AGREES THAT ANY AND ALL IDEAS, INVENTIONS, NEW MOLECULE FORMULATIONS, DISCOVERIES, IMPROVEMENTS, KNOW-HOW AND TECHNIQUES THAT THE ADVISOR CONCEIVES, REDUCES TO PRACTICE OR DEVELOPS DURING THE TERM OF THE AGREEMENT, ALONE OR IN CONJUNCTION WITH OTHERS, BUT ONLY IN THE COURSE OF AND DIRECTLY RELATED TO THE ADVISOR'S PERFORMING THE SERVICES FOR THE COMPANY UNDER THIS AGREEMENT (COLLECTIVELY, THE "INVENTIONS") SHALL BE THE SOLE AND EXCLUSIVE PROPERTY OF THE COMPANY.

6.2 ADVISOR FURTHER AGREES TO REASONABLY COOPERATE AND PROVIDE REASONABLE ASSISTANCE TO THE COMPANY TO OBTAIN AND FROM TIME TO TIME ENFORCE UNITED STATES AND FOREIGN PATENTS, COPYRIGHTS, AND OTHER RIGHTS AND PROTECTIONS CLAIMING, COVERING OR RELATING TO THE INVENTIONS IN ANY AND ALL COUNTRIES, ALL AT THE COMPANY'S EXPENSE.

6.3 ADVISOR AGREES TO SUBMIT TO THE COMPANY ANY PROPOSED PUBLICATION THAT CONTAINS ANY DISCUSSION RELATING TO THE COMPANY, PROPRIETARY INFORMATION, INVENTIONS OR WORK PERFORMED BY ADVISOR FOR THE COMPANY HEREUNDER. ADVISOR FURTHER AGREES THAT NO SUCH PUBLICATION SHALL BE MADE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

6.4 Notwithstanding anything herein, Company shall not obtain any right in or respecting any intellectual property, information, data, advice, methods, solutions, inventions, technologies, results or any other work products, in any form whatsoever, which: (a) received direct or indirect financial support from "****" (and their affiliates are collectively referred to herein as the "Institution"). Including funding from any outside source awarded to or administered by the Institution, or (b) made use of any space, facilities, materials or other resources of the Institution including resources provided in-kind by outside sources.

6.5 Advisor acknowledges and agrees that he is entering into this Agreement in his individual capacity and not as employee or agent of Institution and that it is his sole responsibility to ensure that the Services do not employ any proprietary information of Institution or make use of Institution's time or resources in violation of Institution's rules and policies. For the avoidance of doubt, in providing Services under this arrangement Advisor will not use the time or services of any other Institution employee nor will Advisor use any Institution facilities, space, equipment, materials, information or other resources, provided that he may use the library and his office.

6.6 Neither party shall use the names or trademarks of the other party or of any of the other party's affiliated entities, including the name "****" and any advertising, publicity, endorsement, or promotion unless the other party has provided written consent for the particular use contemplated. The terms of his section survive the termination, expiration, non-renewal, or rescission of this Agreement.

7. NONCOMPETITION AND NONSOLICITATION OF EMPLOYEES.

7.1 DURING THE TERM OF THIS AGREEMENT, ADVISOR WILL NOT, WITHOUT THE PRIOR CONSENT OF THE COMPANY'S BOARD OF DIRECTORS, ENGAGE IN ANY COMMERCIAL BUSINESS ACTIVITY THAT COMPETES IN ANY WAY WITH ANY BUSINESS THEN BEING CONDUCTED BY THE COMPANY IN THE FIELD, EXCEPT THAT ADVISOR MAY CONTINUE THE AFFILIATIONS SET FORTH IN EXHIBIT A. IN ADDITION, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ADVISOR COVENANTS AND AGREES DURING THE TERM OF THIS AGREEMENT AND FOR ONE (1) YEAR THEREAFTER NOT TO ENTER INTO ANY CONSULTING RELATIONSHIP IN THE FIELD WITH ANY THIRD PARTY COMMERCIAL ENTITY. THE FOREGOING SHALL NOT PREVENT ADVISOR FROM ENGAGING IN HIS WORK AT THE INSTITUTE OR CONDUCTING ANY ACADEMIC RESEARCH, TEACHING OR RELATED NON-COMMERCIAL ACTIVITY OR ANY NON-RELATED COMMERCIAL ACTIVITY.

7.2 DURING THE TERM OF THIS AGREEMENT AND FOR ONE (1) YEAR AFTER ITS TERMINATION, ADVISOR WILL NOT PERSONALLY OR THROUGH OTHERS RECRUIT, SOLICIT OR INDUCE ANY EMPLOYEE OF THE COMPANY TO TERMINATE HIS OR HER EMPLOYMENT WITH THE COMPANY.

7.3 IF ANY RESTRICTION SET FORTH IN SECTIONS 7.1 AND 7.2 IS FOUND BY ANY COURT OF COMPETENT JURISDICTION TO BE UNENFORCEABLE BECAUSE IT EXTENDS FOR TOO LONG A PERIOD OF TIME OR OVER TOO GREAT A RANGE OF ACTIVITIES OR IN TOO BROAD A GEOGRAPHIC AREA, IT SHALL BE INTERPRETED TO EXTEND ONLY OVER THE MAXIMUM PERIOD OF TIME, RANGE OF ACTIVITIES OR GEOGRAPHIC AREA AS TO WHICH IT MAY BE ENFORCEABLE.

8. NO CONFLICTING OBLIGATION.

8.1 ADVISOR REPRESENTS THAT ADVISOR'S PERFORMANCE OF ALL OF THE TERMS OF THIS AGREEMENT AND THE PERFORMING OF THE SERVICES FOR THE COMPANY DO NOT AND WILL NOT BREACH OR CONFLICT WITH ANY AGREEMENT WITH A THIRD PARTY, EXCEPT AS CONTEMPLATED BY SECTION 4.1, INCLUDING AN AGREEMENT TO KEEP IN CONFIDENCE ANY PROPRIETARY INFORMATION OF ANOTHER ENTITY ACQUIRED BY ADVISOR IN CONFIDENCE OR IN TRUST PRIOR TO THE DATE OF THIS AGREEMENT.

8.2 ADVISOR HEREBY AGREES NOT TO ENTER INTO ANY AGREEMENT THAT CONFLICTS WITH THIS AGREEMENT DURING THE TERM.

9. NO IMPROPER USE OF MATERIALS. ADVISOR AGREES NOT TO BRING TO THE COMPANY OR TO USE IN THE PERFORMANCE OF SERVICES FOR THE COMPANY ANY MATERIALS OR DOCUMENTS OF A PRESENT OR FORMER EMPLOYER OF ADVISOR, OR ANY MATERIALS OR DOCUMENTS OBTAINED BY ADVISOR FROM A THIRD PARTY UNDER A BINDER OF CONFIDENTIALITY, UNLESS SUCH MATERIALS OR DOCUMENTS ARE GENERALLY AVAILABLE TO THE PUBLIC OR ADVISOR HAS AUTHORIZATION FROM SUCH PRESENT OR FORMER EMPLOYER OR THIRD PARTY FOR THE POSSESSION AND UNRESTRICTED USE OF SUCH MATERIALS. ADVISOR UNDERSTANDS THAT ADVISOR IS NOT TO BREACH ANY OBLIGATION OF CONFIDENTIALITY THAT ADVISOR HAS TO PRESENT OR FORMER EMPLOYERS OR CLIENTS, AND AGREES TO FULFILL ALL SUCH OBLIGATIONS DURING THE TERM OF THIS AGREEMENT.

10. TERM AND TERMINATION.

10.1 THIS AGREEMENT, AND ADVISOR'S SERVICES HEREUNDER, SHALL COMMENCE "****"

10.2 "****"

10.3 THE OBLIGATIONS SET FORTH IN ARTICLES 2, 5, 6, 7 AND 10 THROUGH 16 WILL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. UPON TERMINATION OF THIS AGREEMENT, ADVISOR WILL PROMPTLY DELIVER TO THE COMPANY ALL DOCUMENTS AND OTHER MATERIALS OF ANY NATURE PERTAINING TO THE SERVICES, TOGETHER WITH ALL DOCUMENTS AND OTHER ITEMS CONTAINING OR PERTAINING TO ANY PROPRIETARY INFORMATION.

11. ASSIGNMENT. THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BIND AND INURE TO THE BENEFIT OF THEIR RESPECTIVE SUCCESSORS, HEIRS, EXECUTORS AND ADMINISTRATORS, AS THE CASE MAY BE; PROVIDED THAT, AS THE COMPANY HAS SPECIFICALLY CONTRACTED FOR ADVISOR'S SERVICES, ADVISOR MAY NOT ASSIGN OR DELEGATE ADVISOR'S OBLIGATIONS UNDER THIS AGREEMENT EITHER IN WHOLE OR IN PART WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. THE COMPANY MAY ASSIGN ITS RIGHTS AND OBLIGATIONS HEREUNDER TO ANY PERSON OR ENTITY THAT SUCCEEDS TO ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S BUSINESS. ANY ASSIGNMENT NOT IN ACCORDANCE WITH THIS SECTION 11 SHALL BE VOID.

12. LEGAL AND EQUITABLE REMEDIES. BECAUSE ADVISOR'S SERVICES ARE PERSONAL AND UNIQUE AND BECAUSE ADVISOR MAY HAVE ACCESS TO AND BECOME ACQUAINTED WITH THE PROPRIETARY INFORMATION OF THE COMPANY, THE COMPANY SHALL HAVE THE RIGHT TO ENFORCE THIS AGREEMENT AND ANY OF ITS PROVISIONS BY INJUNCTION, SPECIFIC PERFORMANCE OR OTHER EQUITABLE RELIEF WITHOUT PREJUDICE TO ANY OTHER RIGHTS AND REMEDIES THAT THE COMPANY MAY HAVE FOR A BREACH OF THIS AGREEMENT.

13. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARDS TO CONFLICTS OF LAWS RULES. IF ANY PROVISION OF THIS AGREEMENT IS FOUND BY A COURT OF COMPETENT JURISDICTION TO BE UNENFORCEABLE, THAT PROVISION SHALL BE SEVERED AND THE REMAINDER OF THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT. THE PARTIES AGREE THAT THE STATE AND FEDERAL COURTS LOCATED WITHIN THE FIRST DEPARTMENT (FOR STATE COURTS) AND THE SOUTHERN DISTRICT OF NEW YORK (FOR FEDERAL COURTS) SHALL BE THE VENUE FOR THE INITIATION OF ANY LEGAL PROCEEDINGS BY A PARTY WITH RESPECT TO THIS AGREEMENT.

14. COMPLETE UNDERSTANDING; MODIFICATION. THIS AGREEMENT, AND THE EXHIBIT MENTIONED HEREIN, CONSTITUTE THE FINAL, EXCLUSIVE AND COMPLETE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO AND SUPERSEDES ALL PRIOR UNDERSTANDINGS AND AGREEMENTS. ANY WAIVER, MODIFICATION OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE EFFECTIVE ONLY IF IN WRITING AND SIGNED BY THE PARTIES HERETO.

15. NOTICES. ANY NOTICES REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN TO THE APPROPRIATE PARTY AT THE ADDRESS LISTED ON THE FIRST PAGE OF THE AGREEMENT, OR SUCH OTHER ADDRESS AS THE PARTY SHALL SPECIFY IN WRITING PURSUANT TO THIS NOTICE PROVISION. SUCH NOTICE SHALL BE DEEMED GIVEN UPON PERSONAL DELIVERY TO THE APPROPRIATE ADDRESS OR THREE DAYS AFTER THE DM. E OF DELIVERY IF SENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED; OR THREE DAYS AFTER THE DATE OF DELIVERY IF SENT BY AN OVERNIGHT DELIVERY SERVICE WITH VERIFIED DELIVERY.

16. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS EACH OF WHICH WILL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

17. Indemnification. The Company shall defend, indemnify, and hold the Advisor harmless from and against all liability, demands, damages, expenses and losses, including attorneys' fees, arising out of the use by Company of advice, opinions, or information furnished by Advisor under this Agreement, or arising from any breach of this Agreement by Company. The Advisor shall have no obligation to indemnify Company hereunder. The terms of this paragraph shall survive expiration of this Agreement. Notwithstanding the above, Company agrees not to settle or compromise any claim against the Advisor without the Advisor's prior written approval. Such approval shall not unreasonably be withheld.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

[Signature page]

Bright Minds Biosciences Ltd.

"Ian McDonald"                                                  June 04, 2020
Name:  Ian McDonald
Title:  CEO

Adviser

"Narayan R. Kissoon"                                         01-JUN-2020
Name:  Narayan R. Kissoon, M.D.
Title:  Assistant Professor